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As filed with the Securities and Exchange Commission on July 12, 2004.

Registration No. 333-115046

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
FORM S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MRS. FIELDS FAMOUS BRANDS, LLC
MRS. FIELDS FINANCING COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Mrs. Fields Famous Brands, LLC: Delaware Mrs. Fields Financing Company, Inc.: Delaware (State or Other Jurisdiction Of Incorporation or Organization)	5400 5400 (Primary Standard Industrial Classification Code Number)	80-0096938 90-0144100 (I.R.S. Employer Identification Number)

2855 East Cottonwood Parkway, Suite 400
Salt Lake City, Utah 84121-1050
(801) 736-5600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Michael R. Ward, Esq.
Executive Vice President, General Counsel and Secretary
2855 East Cottonwood Parkway, Suite 400
Salt Lake City, Utah 84121-1050
(801) 736-5600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Randall H. Doud, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
(212) 735-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

        If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)

11 1/2% Senior Secured Notes due 2011	$115,000,000	100%	$115,000,000	$14,571

9% Senior Secured Notes due 2011	$80,747,000	100%	$80,747,000	$10,231

Subsidiary Guarantees related to the 11 1/2% Senior Secured Notes due 2011(2)	N/A	N/A	N/A	0

Subsidiary Guarantees related to the 9% Senior Secured Notes due 2011(2)	N/A	N/A	N/A	0

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.

(2)
Represents guarantees by the subsidiaries of Mrs. Fields Famous Brands, LLC identified on the Table of Additional Registrants appearing on the following page. No separate consideration will be received for the guarantees, and no separate fee is payable, pursuant to Rule 457(n) under the Securities Act of 1933, as amended.

(3)
Previously paid.

        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS*

Exact Name of Additional Registrant	State or Other Jurisdiction Of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Great American Cookie Company Franchising, LLC	Delaware	5400	90-0144081
Great American Manufacturing, LLC	Delaware	2052	80-0096961
Mrs. Fields Cookies Australia	Utah	5400	87-0398672
Mrs. Fields Franchising, LLC	Delaware	5400	90-0144068
Mrs. Fields Gifts, Inc.	Utah	5961	81-0583404
Pretzelmaker Franchising, LLC	Delaware	5400	80-0096954
Pretzel Time Franchising, LLC	Delaware	5400	80-0096953
The Mrs. Fields' Brand, Inc.	Delaware	5400	80-0096966
TCBY International, Inc.	Utah	5400	71-0642845
TCBY of Texas, Inc.	Texas	6712	71-0654436
TCBY Systems, LLC	Delaware	5400	87-0677081

*
The address and telephone number of the principal executive office of the Additional Registrants is the same as Mrs. Fields Famous Brands, LLC.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20    Indemnification of Directors and Officers

  Mrs. Fields Famous Brands, LLC

        Mrs. Fields Famous Brands, LLC is a limited liability company organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act (the "Delaware LCC Act") provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any manager or member or other person from and against any and all claims and demands whatsoever.

        Section 18-303 of the Delaware LLC Act provides generally that the debts, obligations and liabilities of a limited liability company shall be solely the debts, obligations and liabilities of the company, and no member or manager of the company shall be obligated personally for any such debt, obligation or liability solely by reason of being a member or acting as a manager of the company, unless such member or manager agrees under a limited liability company agreement or other agreement to be personally liable for any or all of the debts, obligations and liabilities of the company.

        The limited liability company agreement of Mrs. Fields Famous Brands, LLC, which is a manager-managed limited liability company, provides that the member, or any employees, representatives or agents of the member, and any manager, officer, employee, representative or agent of the company shall be entitled to indemnification to the fullest extent permitted by Delaware law or any successor statutory provisions, as amended. Without limiting the foregoing, the company may indemnify any person, if such person is entitled to indemnification pursuant to the foregoing, who may be involved, or threatened to be involved, as a party or otherwise, to any and all claims, demands, actions, suits or proceedings, civil, criminal administrative or investigative, by reason of its management of the affairs of the company or which relate to or arise out of the company or its property, business or affairs against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts incurred by such person in connection with any such claims, demands, actions, suits or proceedings, unless such person engaged in fraud, willful misconduct, bad faith or gross negligence, or if such person initiated any such claims, demands, actions, suits or proceedings, unless they were brought to enforce such person's rights to indemnification or were authorized or consented to by the member. Expenses incurred by such person in defending any claim, demand, action, suit or proceeding shall be paid by the company in advance of the final disposition of such claim, demand, action, suit or proceeding upon receipt by the company of an undertaking by or on behalf of such person to repay the respective amount if it shall be ultimately determined that such person is not entitled to be indemnified by the company. The limited liability company agreement of Mrs. Fields Famous Brands, LLC also provides that the member shall not be obligated personally for any and all debts, obligations and liabilities of the company, whether arising in contract, tort or otherwise, solely by reason of being a member. In addition, none of the member or any employees, representatives or agents of the member, nor any manager, officer, employee, representative or agent of the company shall be liable to the company or any other person for any act or omission (in relation to the company, the limited liability company agreement, any related document or any transaction or investment contemplated hereby or thereby) taken or omitted by such person, provided such act or omission does not constitute willful misconduct, fraud, bad faith or gross negligence.

  Mrs. Fields Financing Company, Inc.

        Mrs. Fields Financing Company, Inc. is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

        Section 145 of the DGCL also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Section 145 of the DGCL further provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        Section 145 of the DGCL also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145 of the DGCL.

        Section 102 of the DGCL allows a corporation to eliminate or limit the personal liability of directors to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of the DGCL or obtained an improper personal benefit.

        Mrs. Fields Financing Company, Inc.'s bylaws provide for the indemnification of officers and directors to the fullest extent permitted by the DGCL. In addition, the bylaws provide that any indemnification shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of a director or officer is proper in the circumstances because such person has met the applicable standard of conduct. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, if any, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, if any, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the corporation. To the extent, however, that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case. The bylaws also provide that the corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof), except for proceedings to enforce rights to indemnification, initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors of the corporation.

        The certificate of incorporation of Mrs. Fields Financing Company, Inc. provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except as required by law.

        Mrs. Fields Financing Company, Inc.'s directors and officers are covered by insurance policies maintained by Mrs. Fields' Companies, Inc. against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended.

  The Guarantor Subsidiaries

        Delaware LLC Guarantor Subsidiaries.    Each of Great American Cookie Company Franchising, LLC, Great American Manufacturing, LLC, Mrs. Fields Franchising, LLC, Pretzelmaker Franchising, LLC, Pretzel Time Franchising, LLC and TCBY Systems, LLC is a limited liability company under the laws of the State of Delaware. The provisions of Delaware law regarding indemnification and limitation on personal liability on behalf of members, managers and officers described above as applicable to Mrs. Fields Famous Brands, LLC also apply to each such company. The limited liability company agreement for each of Great American Cookie Company Franchising, LLC, Great American Manufacturing, LLC, Mrs. Fields Franchising, LLC, Pretzelmaker Franchising, LLC, Pretzel Time Franchising, LLC and TCBY Systems, LLC, each of which is a member-managed limited liability company, provides that the member or any employees, representatives or agents of the member, or any officer, employee, representative or agent of the company shall be indemnified by the respective company to the fullest extent permitted by the Delaware LLC Act or any other applicable laws as now or hereafter in effect. Without limiting the foregoing, each such company may indemnify any person, if such person is entitled to indemnification pursuant to the foregoing, who may be involved, or threatened to be involved, as a party or otherwise, to any and all claims, demands, actions, suits or proceedings, civil, criminal administrative or investigative, by reason of its management of the affairs of the respective company or which relate to or arise out of the respective company or its property, business or affairs against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts incurred by such person in connection with any such claims, demands, actions, suits or proceedings, unless such person engaged in fraud, willful misconduct, bad faith or gross negligence, or if such person initiated any such claims, demands, actions, suits or proceedings, unless they were brought to enforce such person's rights to indemnification or were authorized or consented to by the relevant member. Expenses incurred by such person in defending any claim, demand, action, suit or proceeding shall be paid by the respective company in advance of the final disposition of such claim, demand, action, suit or proceeding upon receipt by the respective company of an undertaking by or on behalf of such person to repay the respective amount if it shall be ultimately determined that such person is not entitled to be indemnified. The limited liability company agreement for each of the companies listed above also provides that the member shall not be obligated personally for any and all debts, obligations and liabilities of the company, whether arising in contract, tort or otherwise, solely by reason of being a member. In addition, none of the member or any employees, representatives or agents of the member, nor any officer, employee, representative or agent of the respective company shall be liable to the relevant company or any other person for any act or omission (in relation to the respective company, the relevant limited liability company agreement, any related document or any transaction or investment contemplated hereby or thereby) taken or omitted by such person, provided such act or omission does not constitute willful misconduct, fraud, bad faith or gross negligence.

        Delaware Corporate Guarantor Subsidiary.    The Mrs. Fields' Brand, Inc. is incorporated under the laws of the State of Delaware. The provisions of Delaware law regarding indemnification, limitation on personal liability and insurance on behalf of directors and officers described above as applicable to Mrs. Fields Financing Company, Inc. also apply to The Mrs. Fields' Brand, Inc.

        The bylaws of The Mrs. Fields' Brand, Inc. provide for the indemnification of officers and directors to the fullest extent permitted by the DGCL. In addition, the bylaws provide that any indemnification shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of a director or officer is proper in the circumstances because such person has met the applicable standard of conduct. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, if any, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, if any, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the corporation. To the extent, however, that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case. The bylaws also provide that the corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof), except for proceedings to enforce rights to indemnification, initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors of the corporation.

        The bylaws of The Mrs. Fields' Brand, Inc. also provide that such corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses, liabilities or losses asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such expenses, liabilities or losses under Delaware law.

        The certificate of incorporation of The Mrs. Fields' Brand, Inc. provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except as required by law.

        Utah Corporate Guarantor Subsidiaries.    Each of Mrs. Fields Cookies Australia, Mrs. Fields Gifts, Inc. and TCBY International, Inc. is incorporated under the laws of the State of Utah. Sections 901 through 909 of the Utah Revised Business Corporation Act (the "URBCA"), subject to the limitations and procedures contained therein, provide for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

        Section 902 of the URBCA provides that a corporation may indemnify an individual who was, is or is threatened to be made a named defendant or respondent (a "Party") in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a "Proceeding"), because the individual is or was a director of the corporation or, while a director of the corporation, is or was serving at its request as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan (an "Indemnifiable Director"), against liability incurred in the Proceeding, including any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses (including counsel fees), if: (i) the conduct of the individual was in good faith; (ii) the individual reasonably believed that his or her conduct was in, or not opposed to, the best interests of the corporation; and (iii) in the case of any criminal Proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful. Section 902 of the URBCA further provides, however, that the corporation may not indemnify an Indemnifiable Director thereunder: (i) in connection with a Proceeding by or in the right of the corporation in which the Indemnifiable Director was adjudged liable to the corporation; or (ii) in connection with any other Proceeding charging improper personal benefit to the Indemnifiable Director, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by the Indemnifiable Director. Section 902 of the URBCA further provides that indemnification thereunder in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses (including counsel fees) incurred in connection with the Proceeding.

        Section 903 of the URBCA provides that, unless limited by its articles of incorporation, a corporation shall indemnify an Indemnifiable Director who was successful, on the merits or otherwise, in the defense of any Proceeding, or in defense of any claim, issue, or matter in the Proceeding, to which the Indemnifiable Director was a Party because of being or having been an Indemnifiable Director of the corporation against reasonable expenses (including counsel fees) incurred by the Indemnifiable Director in connection with the Proceeding or claim with respect to which he or she has been successful.

        In addition, Section 905 of the URBCA provides that, unless otherwise limited by a corporation's articles of incorporation, an Indemnifiable Director of the corporation who is or was a Party to a Proceeding may apply for indemnification to the court conducting the Proceeding or to another court of competent jurisdiction. The court may order indemnification if it determines that: (i) the Indemnifiable Director is entitled to mandatory indemnification under Section 903 of the URBCA, in which case the court shall also order the corporation to pay the Indemnifiable Director's reasonable expenses incurred to obtain court-ordered indemnification; or (ii) the Indemnifiable Director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the applicable standard of conduct set forth in Section 902 of the URBCA or was adjudged liable as described in subsection (4) of Section 902 URBCA, except that the indemnification with respect to any proceeding in which liability has been adjudged in the circumstances described in subsection (4) of Section 902 of the URBCA is limited to reasonable expenses incurred.

        Section 904 of the URBCA provides that a corporation may pay for or reimburse the reasonable expenses (including counsel fees) incurred by an Indemnifiable Director who is a Party to a Proceeding in advance of the final disposition of the Proceeding if the individual furnishes the corporation (i) a written affirmation of his or her good faith belief that he or she has met the prescribed standard of conduct; and (ii) a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct, which undertaking must be an unlimited general obligation of the individual but need not be secured and may be accepted without reference to financial ability to make repayment; and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under Sections 901 through 909 of the URBCA.

        Section 907 of the URBCA provides that, unless a corporation's articles of incorporation provide otherwise, (i) an officer of the corporation is entitled to mandatory indemnification under Section 903 of the URBCA and is entitled to apply for court-ordered indemnification under Section 905 URBCA to the same extent as an Indemnifiable Director; (ii) the corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as an

Indemnifiable Director, and (iii) the corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

        Section 908 of the URBCA provides further that a corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation or who, while serving as a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation or other person, or of an employee benefit plan against liability asserted against or incurred by him or her in that capacity or arising from his or her status as such, whether or not the corporation would have power to indemnify him or her against the same liability under Sections 902, 903, or 907 of the URBCA.

        Section 909 of the URBCA provides that a provision treating a corporation's indemnification of or advance for expenses to Indemnifiable Directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors or in a contract, except an insurance policy, or otherwise, is valid only if and to the extent the provision is not inconsistent with Sections 901 through 909 of the URBCA. If the articles of incorporation limit indemnification or advance of expenses, indemnification and advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

        The Articles of Incorporation of TCBY International, Inc. provide that the corporation shall indemnify officers and directors to the fullest extent permitted by Utah law and that the personal liability of directors and officers shall be eliminated or limited to the fullest extent permitted by Utah law. The Articles of Incorporation and bylaws of Mrs. Fields Cookies Australia do not provide separately for the indemnification or liability of directors.

        The articles of incorporation of Mrs. Fields Gifts, Inc. provide that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) the amount of a financial benefit received by a director to which such director is not entitled; (ii) an intentional infliction of harm on the corporation or the shareholders; (iii) a violation of Section 842 of the URBCA, or (iv) an intentional violation of criminal law. The articles of incorporation also provide, that if the laws of the State of Utah are amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the laws of the State of Utah, as so amended.

        The bylaws of Mrs. Fields Gifts, Inc. provide for the indemnification of officers and directors to the fullest extent permitted by law. In addition, the bylaws provide that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The bylaws provided also that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

        The bylaws of Mrs. Fields Gifts, Inc. provide further that any indemnification shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of a director or officer is proper in the circumstances because such person has met the applicable standard of conduct. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, if any, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iii) by the stockholders. To the extent, however, that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case. The bylaws also provide that the corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof), except for proceedings to enforce rights to indemnification, initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors of the corporation.

        In addition such bylaws provide that the corporation may pay for or reimburse in advance of the final disposition of any action, suit or proceeding expenses incurred by a director or officer upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

        Such bylaws also provide further that the corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or who, while serving as a director or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against or incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power or the obligation to indemnify him or her against such liability under the bylaws.

        Texas Corporate Guarantor Subsidiary.    TCBY of Texas, Inc. is incorporated under the laws of the State of Texas. Article 2.02-1 of the Texas Business Corporation Act ("TBCA"), subject to the limitations and procedures contained therein, provides for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

        Sections (B) through (D) of Article 2.02-1 of the TBCA provide that a corporation may indemnify a person who was, is or is threatened to be made a named defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding (a "Proceeding"), because the person is or was a director of the corporation or, while a director of the corporation, is or was serving at its request as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity (an "Indemnifiable Director"), against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including court costs and attorneys' fees) actually incurred by the person in connection with the Proceeding, only if it is determined that the person: (i) conducted himself in good faith; (ii) reasonably believed: (a) in the case of conduct in his official capacity as a director of the corporation, that his or her conduct was in the corporation's best interests, and (b) in all other cases, that his conduct was at least not opposed to the corporation's best interests; and (iii) in the case of any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful. Those Sections (B) through (D) further provide, however, except to the extent described below, that the corporation may not indemnify an Indemnifiable Director thereunder in respect of a Proceeding: (i) in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from action taken in the person's official capacity; or (ii) in which the person is found to be liable to the corporation. If the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (i) is limited to reasonable expenses actually incurred by the person in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation.

        Article 2.02-1(H) of the TBCA provides that a corporation shall indemnify an Indemnifiable Director against reasonable expenses (including court costs and attorneys' fees) incurred by him or her in connection with a Proceeding in which he or she is a named defendant or respondent because he or she is or was an Indemnifiable Director if he or she has been wholly successful, on the merits or otherwise, in the defense of the Proceeding. Article 2.02-1(I) of the TBCA provides that if in such a suit for indemnification, a court of competent jurisdiction determines that the Indemnifiable Director is entitled to indemnification under Article 2.02-1(H) of the TBCA, the court shall order indemnification and shall award to the Indemnifiable Director the expenses incurred in securing the indemnification.

        In addition, Article 2.02-1(J) of the TBCA provides that if, upon application of an Indemnifiable Director, a court of competent jurisdiction determines that the Indemnifiable Director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she has met the requirements set forth above or has been found liable in the circumstances described above, the court may order the indemnification that the court determines is proper and equitable; but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification shall be limited to reasonable expenses actually incurred by the person in connection with the Proceeding.

        Article 2.02-1(K) of the TBCA provides that reasonable expenses incurred by a present Indemnifiable Director who was, is or is threatened to be made a named defendant or respondent in a Proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the Proceeding, without further authorization or any other determinations as required under the TBCA, after the corporation receives a written affirmation by him or her of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification thereunder and a written undertaking by him or her or on his or her behalf, to repay the amount paid or reimbursed if it is ultimately determined that he or she has not met that standard or it is determined that indemnification of him or her against expenses incurred by him or her in connection with the Proceeding is otherwise prohibited under Article 2.02-1 of the TBCA, which undertaking must be an unlimited general obligation of the Indemnifiable Director but need not be secured and may be accepted without reference to financial ability to make repayment. Notwithstanding any authorization or determination specified in Article 2.02-1 of the TBCA, reasonable expenses incurred by a former director or officer or a present or former employee or agent of the corporation, who was, is, or is threatened to be made a named defendant or respondent in a Proceeding may be paid or reimbursed by the corporation, in advance of the final disposition of the Proceeding, on any terms the corporation considers appropriate.

        Article 2.02-1(O) of the TBCA provides that an officer of the corporation shall be indemnified as, and to the same extent, provided by Sections (H), (I) and (J) of Article 2.02-1 of the TBCA for an Indemnifiable Director and is entitled to seek indemnification under those sections to the same extent as an Indemnifiable Director. A corporation may also indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent that it may indemnify and advance expenses to an Indemnifiable Director under Article 2.02-1 of the TBCA.

        Article 2.02-1(R) of the TBCA provides further that a corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee, or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity, against any liability asserted against the person and incurred by the person in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify the person against that liability under Article 2.02-1 of the TBCA.

        Article 2.02-1(M) of the TBCA provides further that a provision for a corporation to indemnify or to advance expenses to an Indemnifiable Director who was, is, or is threatened to be made a named defendant or respondent in a Proceeding, whether contained in the articles of incorporation, the bylaws, a resolution of shareholders or directors, an agreement, except as relates to an insurance policy as described above, or otherwise, is valid only to the extent it is consistent with Article 2.02-1 of the TBCA as limited by the articles of incorporation, if such a limitation exists.

        The bylaws of TCBY of Texas, Inc. provide that, to the extent allowed by law, the corporation shall indemnify every director or officer, their heirs, executors and administrators, against expenses reasonably incurred in connection with any action, suit or proceeding to which such director or officer may be made a party by reason of their being or having been a director or officer of the corporation, whether or not they continue to be a director or officer at the time of incurring such expenses. Provided, however, that such indemnification shall not apply with respect to any matter as to which such officer or director shall be finally judged in such action, suit or proceeding to have been individually guilty of willful misfeasance or malfeasance in the performance of their duty as such director or officer. The indemnification provided in the bylaws of TCBY of Texas, Inc. shall, with respect to any settlement of any such suit, action, proceeding or claim, include reimbursement of any amounts paid and expenses reasonably incurred in settling any such suit, action, proceeding or claim, when, in the judgment of the board of directors of the company, such settlement and reimbursement appear to be for the best interests of the company. The bylaws also provide, that the right of indemnification as provided for in the bylaws shall be in addition to and not exclusive of any and all other rights as to which any director or officer may be entitled under any bylaw, agreement or otherwise.

        See "Item 22. Undertakings" for a description of the SEC's position regarding such indemnification provisions.

Item 21    Exhibits and Financial Statement Schedules

  (A)
  Exhibits

Exhibit No.	Description
3.1*	Certificate of Formation of Mrs. Fields Famous Brands, LLC
3.2*	Limited Liability Agreement of Mrs. Fields Famous Brands, LLC, dated as of February 4, 2004, by Mrs. Fields' Original Cookies, Inc.
3.3*	Certificate of Incorporation of Mrs. Fields Financing Company, Inc.
3.4*	Bylaws of Mrs. Fields Financing Company, Inc.
3.5*	Certificate of Formation of Great American Cookie Company Franchising, LLC
3.6*	Limited Liability Agreement of Great American Cookie Company Franchising, LLC, dated as of February 4, 2004, by Mrs. Fields Famous Brands, LLC
3.7*	Certificate of Formation of Great American Manufacturing, LLC
3.8*	Limited Liability Agreement of Great American Manufacturing, LLC, dated as of February 4, 2004, by Mrs. Fields Famous Brands, LLC
3.9*	Articles of Incorporation of Mrs. Fields Cookies Australia
3.10*	Bylaws of Mrs. Fields Cookies Australia
3.11*	Certificate of Formation of Mrs. Fields Franchising, LLC
3.12*	Limited Liability Agreement of Mrs. Fields Franchising, LLC, dated as of February 4, 2004, by Mrs. Fields Famous Brands, LLC
3.13*	Articles of Incorporation of Mrs. Fields Gifts, Inc.
3.14*	Bylaws of Mrs. Fields Gifts, Inc.
3.15*	Certificate of Formation of Pretzelmaker Franchising, LLC
3.16*	Limited Liability Agreement of Pretzelmaker Franchising, LLC, dated as of February 4, 2004, by Mrs. Fields Famous Brands, LLC
3.17*	Certificate of Formation of Pretzel Time Franchising, LLC
3.18*	Limited Liability Agreement of Pretzel Time Franchising, LLC, dated as of February 4, 2004, by Mrs. Fields Famous Brands, LLC
3.19*	Certificate of Incorporation of The Mrs. Fields' Brand, Inc.
3.20*	Bylaws of The Mrs. Fields' Brand, Inc.
3.21*	Articles of Incorporation of TCBY International, Inc. (f/k/a TCBY Preparation, Inc.)
3.22*	Articles of Amendment to Articles of Incorporation of TCBY International, Inc. (f/k/a TCBY Preparation, Inc.) changing name to TCBY International, Inc.
3.23*	Bylaws of TCBY International, Inc. (f/k/a TCBY Preparation, Inc.)
3.24*	Articles of Incorporation of TCBY of Texas, Inc.
3.25*	Amended and Restated Bylaws of TCBY of Texas, Inc.
3.26*	Certificate of Formation of TCBY Systems, LLC

3.27*	Amended and Restated Limited Liability Agreement of TCBY Systems, LLC, dated as of March 16, 2004, by Mrs. Fields Famous Brands, LLC
4.1*
Purchase Agreement, dated March 9, 2004, by and among Mrs. Fields Famous Brands, LLC, Mrs. Fields Financing Company, Inc., Jefferies & Company, Inc. as the Initial Purchaser, and the subsidiary guarantors named therein
4.2*	Indenture, dated as of March 16, 2004, by and among Mrs. Fields Famous Brands, LLC, Mrs. Fields Financing Company, Inc., the Guarantors identified therein and The Bank of New York, as Trustee
4.3*	Form of 11 1/2% Senior Secured Notes due 2011 (included in Exhibit 4.2)
4.4*	Form of 9% Senior Secured Notes due 2011 (included in Exhibit 4.2)
4.5*	Form of Subsidiary Guarantees related to the 11 1/2% Senior Secured Notes due 2011 (included in Exhibit 4.2)
4.6*	Form of Subsidiary Guarantees related to the 9% Senior Secured Notes due 2011 (included in Exhibit 4.2)
4.7*
Registration Rights Agreement, dated March 16, 2004, by and among Mrs. Fields Famous Brands, LLC, Mrs. Fields Financing Company, Inc, the Subsidiary Guarantors named therein and Jefferies & Company, Inc., as Initial Purchaser related to the 11 1/2% Senior Secured Notes due 2011
4.8*
9% Notes Registration Rights Agreement, dated March 16, 2004, by and among Mrs. Fields Famous Brands, LLC, Mrs. Fields Financing Company, Inc., the Subsidiary Guarantors named therein and the holders of the 9% Senior Secured Notes due 2011 related to the 9% Senior Secured Notes due 2011
4.9*	Pledge Agreement, dated March 16, 2004, by and among Mrs. Fields Famous Brands, LLC, TCBY Systems, LLC and The Bank of New York, as Trustee
4.10*	Security Agreement, dated March 16, 2004, by and among Mrs. Fields Famous Brands, LLC, Mrs. Fields Financing Company, Inc., the Subsidiary Guarantors named therein and The Bank of New York, as Trustee
4.11*
Trademark Security Agreement, dated March 16, 2004, by and among Great American Cookie Company Franchising, LLC, Pretzelmaker Franchising, LLC, Pretzel Time Franchising, LLC, TCBY Systems, LLC, The Mrs. Fields' Brand, Inc. and The Bank of New York, as Trustee
4.12*	Account Control Agreement, dated as of March 16, 2004, by and among LaSalle Bank, National Association, Mrs. Fields Famous Brands, LLC and The Bank of New York, as Trustee
4.13*	Restricted Account Agreement, dated as of March 16, 2004, by and among Wells Fargo Bank, N.A., Mrs. Fields Famous Brands, LLC and The Bank of New York, as Trustee
4.14*	Restricted Account Agreement, dated as of March 16, 2004, by and among Wells Fargo Bank, N.A., TCBY Systems, LLC and The Bank of New York, as Trustee
4.15*	Deed to Secure Debt, Security Agreement, and Assignment of Leases and Rents, dated as of March , 2004, by and between Great American Manufacturing, LLC and The Bank of New York, as Trustee
5.1*	Opinion and consent of Skadden, Arps, Slate, Meagher & Flom LLP

10.1*	Contribution Agreement between TCBY Enterprises, Inc. and TCBY Systems, LLC dated as of March 16, 2004
10.2*
Contribution Agreement, dated as of March 16, 2004, by and among Mrs. Fields' Original Cookies, Inc., the subsidiaries of Mrs. Fields' Original Cookies, Inc. named therein, Mrs. Fields Famous Brands, LLC and the subsidiaries of Mrs. Fields Famous Brands, LLC named therein
10.3*	United States Trademark Assignment, dated March 16, 2004, between Mrs. Fields' Original Cookies, Inc. and The Mrs. Fields' Brand, Inc.
10.4*	International Trademark Assignment, dated March 16, 2004, between Mrs. Fields' Original Cookies, Inc. and The Mrs. Fields' Brand, Inc.
10.5*	United States Trademark Assignment, dated March 16, 2004, between Great American Cookie Company, LLC, and Great American Cookie Company Franchising, LLC
10.6*	International Trademark Assignment, dated March 16, 2004, between Great American Cookie Company, LLC, and Great American Cookie Company Franchising, LLC
10.7*	United States Trademark Assignment, dated March 16, 2004, between Pretzel Time, LLC, and Pretzel Time Franchising, LLC
10.8*	International Trademark Assignment, dated March 16, 2004, between Pretzel Time, LLC and Pretzel Time Franchising, LLC
10.9*	United States Trademark Assignment, dated March 16, 2004, between Pretzelmaker, LLC and Pretzelmaker Franchising, LLC
10.10*	International Trademark Assignment, dated March 16, 2004, between Pretzelmaker, LLC and Pretzelmaker Franchising, LLC
10.11*	United States Trademark Assignment, dated March 16, 2004, between TCBY Enterprises, Inc. and TCBY Systems, LLC
10.12*	International Trademark Assignment, dated March 16, 2004, between TCBY Enterprises, Inc. and TCBY Systems, LLC
10.13*	Severance Assumption Agreement, dated as of March 16, 2004, by and among Mrs. Fields' Original Cookies, Inc., Mrs. Fields Famous Brands, LLC, Larry A. Hodges and Mrs. Fields' Companies, Inc.
10.14*	Management Agreement, dated as of March 16, 2004, by and between Mrs. Fields Famous Brands, LLC and Mrs. Fields' Original Cookies, Inc.
10.15*	Tax Allocation Agreement, dated as of March 16, 2004, by and among Mrs. Fields' Companies, Inc., Mrs. Fields Famous Brands, LLC and the subsidiaries of Mrs. Fields Famous Brands, LLC named therein
10.16*	Insurance Allocation Agreement, dated as of March 16, 2004, by and among Mrs. Fields' Companies, Inc. and all of its subsidiaries
10.17*
Benefits Allocation Agreement, dated as of March 16, 2004, by and among Mrs. Fields' Original Cookies, Inc., Mrs. Fields Famous Brands, LLC and the subsidiaries of Mrs. Fields Famous Brands, LLC named therein
10.18*	Collection Agency Agreement, dated as of March 16, 2004, by and between Mrs. Fields' Original Cookies, Inc. and Mrs. Fields Famous Brands, LLC

10.19*
Expense Reimbursement Agreement, dated as of March 16, 2004, among Mrs. Fields Famous Brands, LLC, Mrs. Fields' Companies, Inc., Mrs. Fields' Holding Company, Inc., Mrs. Fields' Original Cookies, Inc., Capricorn Investors II, L.P., and Capricorn Investors III, L.P.
10.20*
Lease Agreement, dated January 19, 1998, as amended by Lease Addendum No. 1 dated June 4, 1998, and Lease Addendum No. 2, dated October 19, 2000, between 2855 E. Cottonwood Parkway L.C. and Mrs. Fields' Original Cookies, Inc.
10.21*	Assignment and Assumption of Lease, dated as of March 16, 2004, between Mrs. Fields' Original Cookies, Inc. and Mrs. Fields Famous Brands, LLC, pertaining to the Cottonwood Parkway Headquarters Lease
10.22*	Sublease, dated as of March 16, 2004, by and between Mrs. Fields Famous Brands, LLC and Mrs. Fields' Original Cookies, Inc.
10.23*	Lease Agreement, dated May 31, 2003, between Mrs. Fields' Original Cookies, Inc. and Transwestern Commercial Services LP, pertaining to the Training Facility
10.24*	Assignment and Assumption of Lease, dated as of March 16, 2004, between Mrs. Fields' Original Cookies, Inc. and Mrs. Fields Famous Brands, LLC, pertaining to the Training Facility Lease
10.25*	Lease Agreement, dated March 31, 2001, between Mrs. Fields' Original Cookies, Inc. and Mrs. Fields Famous Brands, LLC, pertaining to the Mrs. Fields Gifts Facility
10.26*	Assignment and Assumption of Lease, dated as of March 16, 2004, between Mrs. Fields' Original Cookies, Inc. and Mrs. Fields Famous Brands, LLC, pertaining to the Mrs. Fields Gifts Facility Lease
10.27*	Mrs. Fields Franchise Agreement, dated as of March 16, 2004, by and among Mrs. Fields Franchising, LLC and Mrs. Fields' Original Cookies, Inc.
10.28*	Great American Cookie Company Franchise Agreement, dated as of March 16, 2004, by and between Great American Cookie Company Franchising, LLC and Mrs. Fields' Original Cookies, Inc.
10.29*	Pretzel Time Franchise Agreement, dated as of March 16, 2004, by and between Pretzel Time Franchising, LLC and Mrs. Fields' Original Cookies, Inc.
10.30*	Pretzelmaker Franchise Agreement, dated as of March 16, 2004, by and between Pretzelmaker Franchising, LLC and Mrs. Fields' Original Cookies, Inc.
10.31*	TCBY Franchise Agreement, dated as of March 16, 2004, by and between TCBY Systems, LLC and Mrs. Fields' Original Cookies, Inc.
10.32*	License Agreement, dated as of March 16, 2004, by and between Mrs. Fields Franchising, LLC and Mrs. Fields' Original Cookies, Inc., related to the Hot Sam brand
10.33*	License Agreement, dated as of March 16, 2004, between Mrs. Fields Franchising, LLC and Mrs. Fields' Original Cookies, Inc., related to the Original Cookie Company brand
10.34*	Purchase Agreement, dated December 1, 1999, between The Mrs. Fields' Brand, Inc. and Nonni's Food Company, Inc.
10.35*	Amendment Number One to Purchase Agreement, dated as of December 28, 2000, between The Mrs. Fields' Brand, Inc. and Nonni's Food Company, Inc.

10.36*	Amendment Number Two to Purchase Agreement, dated as of January 17, 2002, between The Mrs. Fields' Brand, Inc. and Nonni's Food Company, Inc.
10.37*	Trademark License Agreement, dated January 3, 2000, between The Mrs. Fields' Brand, Inc. and Nonni's Food Company, Inc.
10.38*	Amendment No. 1, dated December 29, 2000, to Trademark License Agreement dated January 3, 2000, between The Mrs. Fields' Brand, Inc. and Nonni's Food Company, Inc.
10.39*	Trademark License Agreement, dated February 21, 2001, between The Mrs. Fields' Brand, Inc. and Nonni's Food Company, Inc.
10.40*	Amendment No. 1, dated January 17, 2002, to Trademark License Agreement dated February 21, 2001, between The Mrs. Fields' Brand, Inc. and Nonni's Food Company, Inc.
10.41*	Amendment No. 2, dated March 31, 2003, to Trademark License Agreement dated February 21, 2001, between Mrs. Fields' Original Cookies, Inc. and Nonni's Food Company, Inc.
10.42*	Trademark License Agreement, dated as of January 2, 2002, between The Mrs. Fields' Brand, Inc. and Nonni's Food Company, Inc.
10.43*	Trademark License Agreement, dated March 31, 2003, between Mrs. Fields' Original Cookies, Inc. and Nonni's Food Company, Inc.
10.44*
Marriott-TCBY Joint Venture Agreement, dated May 25, 1989, among TCBY Enterprises, Inc., TCBY Systems, Inc. and Host International, Inc., Host Marriott Services USA, Inc., and Host Marriott Tollroads, Inc.
10.45*
First Amendment to Marriott-TCBY Joint Venture Agreement, dated as of January 1, 1990, among TCBY Enterprises, Inc., TCBY Systems, Inc. and Host International, Inc., Host Marriott Services USA, Inc., and Host Marriott Tollroads, Inc.
10.46*
Second Amendment to Marriott-TCBY Joint Venture Agreement, dated as of March 1, 1991, among TCBY Enterprises, Inc., TCBY Systems, Inc. and Host International, Inc., Host Marriott Services USA, Inc., and Host Marriott Tollroads, Inc.
10.47*
Third Amendment to Marriott-TCBY Joint Venture Agreement, dated as of October 1, 1991, among TCBY Enterprises, Inc., TCBY Systems, Inc. and Host International, Inc., Host Marriott Services USA, Inc., and Host Marriott Tollroads, Inc.
10.48*
Fourth Amendment to Host Marriott-TCBY Joint Venture Agreement, dated as of November 30, 1998, among TCBY Enterprises, Inc., TCBY Systems, Inc. and Host International, Inc., Host Marriott Services USA, Inc., and Host Marriott Tollroads, Inc.
10.49**	Supply Agreement, dated December 31, 2002, between Mrs. Fields' Original Cookies, Inc. and Countryside Baking Company, Inc.
10.50**	Exclusive Supply Agreement, dated as of November 19, 2002, by and between TCBY Systems, LLC and Americana Foods Limited Partnership
10.51*	Beverage Marketing Agreement, dated March 7, 2003, between Mrs. Fields' Original Cookies, Inc. and Coca-Cola Fountain, part of The Coca-Cola Company
10.52*	Assignment Agreement, dated as of March 16, 2004, by and among Mrs. Fields' Original Cookies, Inc., Mrs. Fields Famous Brands, LLC and Coca-Cola Fountain

10.53*	Supply and Distribution Agreement, dated August 9, 1998, between Mrs. Fields' Original Cookies, Inc. and Dawn Food Products
10.54*	Assignment Agreement, dated as of March 16, 2004, by and among Mrs. Fields' Original Cookies, Inc., Mrs. Fields Famous Brands, LLC and Dawn Food Products
10.55*	Food and Packaging Distribution Agreement, dated November 14, 2002, between TCBY Systems, LLC and Blue Line Distributing
10.56*	Amended and Restated Employment Agreement, dated March 16, 2004, by and among Stephen Russo, Mrs. Fields Famous Brands, LLC and Mrs. Fields' Companies, Inc.
10.57*	Amended and Restated Employment Agreement, dated March 16, 2004, by and between Sandra Buffa and Mrs. Fields Famous Brands, LLC
10.58*	Amended and Restated Employment Agreement, dated March 16, 2004, by and between Michael R. Ward and Mrs. Fields Famous Brands, LLC
10.59*	Mrs. Fields' Companies, Inc. Director Stock Option Plan (f/k/a Mrs. Fields Famous Brands, Inc. Director Stock Option Plan)
10.60*	Mrs. Fields' Companies, Inc. Employee Stock Option Plan (f/k/a Mrs. Fields Famous Brands, Inc. Employee Stock Option Plan)
12.1*	Computation of ratio of earnings to fixed charges of Mrs. Fields Famous Brands, LLC
21.1*	Subsidiaries of Mrs. Fields Famous Brands, LLC
23.1*	Consent of KPMG LLP
23.2*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included in the signature pages hereto)
25.1*	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Indenture in respect of the 9% Senior Secured Notes due 2011
25.2*	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Indenture in respect of the 11 1/2% Senior Secured Notes due 2011
99.1*	Form of Letter of Transmittal, including Guidelines for Request for Taxpayer Identification Number on Substitute Form W-9
99.2*	Form of Letter to Brokers
99.3*	Form of Letter to Clients
99.4*	Form of Notice of Guaranteed Delivery

*
Previously filed.

**
Filed herewith. Confidential treatment will be requested as to certain portions. The term "[CONFIDENTIAL]" as used throughout the indicated exhibit means that material has been omitted and separately filed with the Commission.

Item 22    Undertakings

        The undersigned registrant hereby undertakes:

          1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                i.  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               ii.  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          2.     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on July 12, 2004.

MRS. FIELDS FAMOUS BRANDS, LLC
By:	/s/ STEPHEN RUSSO Name: Stephen Russo Title: President, Chief Executive Officer and Manager

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacities

/s/ DUDLEY C. MECUM* Dudley C. Mecum	Chairman of the Board of Managers and Manager
/s/ STEPHEN RUSSO* Stephen Russo	President, Chief Executive Officer and Manager (Principal Executive Officer)
/s/ SANDRA M. BUFFA* Sandra M. Buffa	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ ALEXANDER COLEMAN Alexander Coleman	Manager
/s/ RICHARD M. FERRY* Richard M. Ferry	Manager
/s/ GEORGE FUGELSANG George Fugelsang	Manager
/s/ WALKER LEWIS* Walker Lewis	Manager
/s/ PETER W. MULLIN* Peter W. Mullin	Manager

/s/ CHRISTOPHER WRIGHT* Christopher Wright	Manager
*/S/ MICHAEL R. WARD Michael R. Ward Power of Attorney

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on July 12, 2004.

GREAT AMERICAN COOKIE COMPANY FRANCHISING, LLC
By:	/s/ STEPHEN RUSSO Name: Stephen Russo Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacities

/s/ STEPHEN RUSSO* Stephen Russo	President and Chief Executive Officer (Principal Executive Officer)
/s/ SANDRA M. BUFFA* Sandra M. Buffa	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
*/S/ MICHAEL R. WARD Michael R. Ward Power of Attorney

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on July 12, 2004.

GREAT AMERICAN MANUFACTURING, LLC
By:	/s/ STEPHEN RUSSO Name: Stephen Russo Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacities

/s/ STEPHEN RUSSO* Stephen Russo	President and Chief Executive Officer (Principal Executive Officer)
/s/ SANDRA M. BUFFA* Sandra M. Buffa	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
*/S/ MICHAEL R. WARD Michael R. Ward Power of Attorney

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on July 12, 2004.

MRS. FIELDS COOKIES AUSTRALIA
By:	/s/ STEPHEN RUSSO Name: Stephen Russo Title: President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacities

/s/ STEPHEN RUSSO* Stephen Russo	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ SANDRA M. BUFFA* Sandra M. Buffa	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ MICHAEL R. WARD Michael R. Ward	Executive Vice President, General Counsel, Secretary and Director
/s/ GORDON BAILEY* Gordon Bailey	Director
*/S/ MICHAEL R. WARD Michael R. Ward Power of Attorney

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on July 12, 2004.

MRS. FIELDS FINANCING COMPANY, INC.
By:	/s/ STEPHEN RUSSO Name: Stephen Russo Title: President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacities

/s/ STEPHEN RUSSO* Stephen Russo	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ SANDRA M. BUFFA* Sandra M. Buffa	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ MICHAEL R. WARD Michael R. Ward	Executive Vice President, General Counsel, Secretary and Director
*/S/ MICHAEL R. WARD Michael R. Ward Power of Attorney

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on July 12, 2004.

MRS. FIELDS FRANCHISING, LLC
By:	/s/ STEPHEN RUSSO Name: Stephen Russo Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacities

/s/ STEPHEN RUSSO* Stephen Russo	President and Chief Executive Officer (Principal Executive Officer)
/s/ SANDRA M. BUFFA* Sandra M. Buffa	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
*/S/ MICHAEL R. WARD Michael R. Ward Power of Attorney

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on July 12, 2004.

MRS. FIELDS GIFTS, INC.
By:	/s/ STEPHEN RUSSO Name: Stephen Russo Title: President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacities

/s/ STEPHEN RUSSO* Stephen Russo	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ SANDRA M. BUFFA* Sandra M. Buffa	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ MICHAEL R. WARD Michael R. Ward	Executive Vice President, General Counsel, Secretary and Director
*/S/ MICHAEL R. WARD Michael R. Ward Power of Attorney

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on July 12, 2004.

PRETZELMAKER FRANCHISING, LLC
By:	/s/ STEPHEN RUSSO Name: Stephen Russo Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacities

/s/ STEPHEN RUSSO* Stephen Russo	President and Chief Executive Officer (Principal Executive Officer)
/s/ SANDRA M. BUFFA* Sandra M. Buffa	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
*/S/ MICHAEL R. WARD Michael R. Ward Power of Attorney

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on July 12, 2004.

PRETZEL TIME FRANCHISING, LLC
By:	/s/ STEPHEN RUSSO Name: Stephen Russo Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacities

/s/ STEPHEN RUSSO* Stephen Russo	President and Chief Executive Officer (Principal Executive Officer)
/s/ SANDRA M. BUFFA* Sandra M. Buffa	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
*/S/ MICHAEL R. WARD Michael R. Ward Power of Attorney

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on July 12, 2004.

THE MRS. FIELDS' BRAND, INC.
By:	/s/ STEPHEN RUSSO Name: Stephen Russo Title: President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacities

/s/ STEPHEN RUSSO* Stephen Russo	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ SANDRA M. BUFFA* Sandra M. Buffa	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ MICHAEL R. WARD Michael R. Ward	Executive Vice President, General Counsel, Secretary and Director
*/S/ MICHAEL R. WARD Michael R. Ward Power of Attorney

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on July 12, 2004.

TCBY INTERNATIONAL, INC.
By:	/s/ STEPHEN RUSSO Name: Stephen Russo Title: President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacities

/s/ STEPHEN RUSSO* Stephen Russo	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ SANDRA M. BUFFA* Sandra M. Buffa	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ MICHAEL R. WARD Michael R. Ward	Executive Vice President, General Counsel, Secretary and Director
*/S/ MICHAEL R. WARD Michael R. Ward Power of Attorney

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on July 12, 2004.

TCBY OF TEXAS, INC.
By:	/s/ STEPHEN RUSSO Name: Stephen Russo Title: President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacities

/s/ STEPHEN RUSSO* Stephen Russo	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ SANDRA M. BUFFA* Sandra M. Buffa	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ MICHAEL R. WARD Michael R. Ward	Executive Vice President, General Counsel, Secretary and Director
*/S/ MICHAEL R. WARD Michael R. Ward Power of Attorney

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on July 12, 2004.

TCBY SYSTEMS, LLC
By:	/s/ STEPHEN RUSSO Name: Stephen Russo Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacities

/s/ STEPHEN RUSSO* Stephen Russo	President and Chief Executive Officer (Principal Executive Officer)
/s/ SANDRA M. BUFFA* Sandra M. Buffa	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
*/S/ MICHAEL R. WARD Michael R. Ward Power of Attorney

MRS. FIELDS FAMOUS BRANDS, LLC
SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS

Description	Balance at beginning of period	Additions	Deductions	Balance at end of period
Allowance for Doubtful Accounts:
Year ended December 29, 2001	$2,739,000	$747,000	$996,000	$2,490,000

Year ended December 28, 2002	$2,490,000	$1,637,000	$1,693,000	$2,434,000

Year ended January 3, 2004	$2,434,000	$48,000	$534,000	$1,948,000

S-1

EXHIBIT INDEX

Exhibit No.	Description
3.1*	Certificate of Formation of Mrs. Fields Famous Brands, LLC
3.2*	Limited Liability Agreement of Mrs. Fields Famous Brands, LLC, dated as of February 4, 2004, by Mrs. Fields' Original Cookies, Inc.
3.3*	Certificate of Incorporation of Mrs. Fields Financing Company, Inc.
3.4*	Bylaws of Mrs. Fields Financing Company, Inc.
3.5*	Certificate of Formation of Great American Cookie Company Franchising, LLC
3.6*	Limited Liability Agreement of Great American Cookie Company Franchising, LLC, dated as of February 4, 2004, by Mrs. Fields Famous Brands, LLC
3.7*	Certificate of Formation of Great American Manufacturing, LLC
3.8*	Limited Liability Agreement of Great American Manufacturing, LLC, dated as of February 4, 2004, by Mrs. Fields Famous Brands, LLC
3.9*	Articles of Incorporation of Mrs. Fields Cookies Australia
3.10*	Bylaws of Mrs. Fields Cookies Australia
3.11*	Certificate of Formation of Mrs. Fields Franchising, LLC
3.12*	Limited Liability Agreement of Mrs. Fields Franchising, LLC, dated as of February 4, 2004, by Mrs. Fields Famous Brands, LLC
3.13*	Articles of Incorporation of Mrs. Fields Gifts, Inc.
3.14*	Bylaws of Mrs. Fields Gifts, Inc.
3.15*	Certificate of Formation of Pretzelmaker Franchising, LLC
3.16*	Limited Liability Agreement of Pretzelmaker Franchising, LLC, dated as of February 4, 2004, by Mrs. Fields Famous Brands, LLC
3.17*	Certificate of Formation of Pretzel Time Franchising, LLC
3.18*	Limited Liability Agreement of Pretzel Time Franchising, LLC, dated as of February 4, 2004, by Mrs. Fields Famous Brands, LLC
3.19*	Certificate of Incorporation of The Mrs. Fields' Brand, Inc.
3.20*	Bylaws of The Mrs. Fields' Brand, Inc.
3.21*	Articles of Incorporation of TCBY International, Inc. (f/k/a TCBY Preparation, Inc.)
3.22*	Articles of Amendment to Articles of Incorporation of TCBY International, Inc. (f/k/a TCBY Preparation, Inc.) changing name to TCBY International, Inc.
3.23*	Bylaws of TCBY International, Inc. (f/k/a TCBY Preparation, Inc.)
3.24*	Articles of Incorporation of TCBY of Texas, Inc.
3.25*	Amended and Restated Bylaws of TCBY of Texas, Inc.
3.26*	Certificate of Formation of TCBY Systems, LLC

3.27*	Amended and Restated Limited Liability Agreement of TCBY Systems, LLC, dated as of March 16, 2004, by Mrs. Fields Famous Brands, LLC
4.1*
Purchase Agreement, dated March 9, 2004, by and among Mrs. Fields Famous Brands, LLC, Mrs. Fields Financing Company, Inc., Jefferies & Company, Inc. as the Initial Purchaser, and the subsidiary guarantors named therein
4.2*	Indenture, dated as of March 16, 2004, by and among Mrs. Fields Famous Brands, LLC, Mrs. Fields Financing Company, Inc., the Guarantors identified therein and The Bank of New York, as Trustee
4.3*	Form of 11 1/2% Senior Secured Notes due 2011 (included in Exhibit 4.2)
4.4*	Form of 9% Senior Secured Notes due 2011 (included in Exhibit 4.2)
4.5*	Form of Subsidiary Guarantees related to the 11 1/2% Senior Secured Notes due 2011 (included in Exhibit 4.2)
4.6*	Form of Subsidiary Guarantees related to the 9% Senior Secured Notes due 2011 (included in Exhibit 4.2)
4.7*
Registration Rights Agreement, dated March 16, 2004, by and among Mrs. Fields Famous Brands, LLC, Mrs. Fields Financing Company, Inc, the Subsidiary Guarantors named therein and Jefferies & Company, Inc., as Initial Purchaser related to the 11 1/2% Senior Secured Notes due 2011
4.8*
9% Notes Registration Rights Agreement, dated March 16, 2004, by and among Mrs. Fields Famous Brands, LLC, Mrs. Fields Financing Company, Inc., the Subsidiary Guarantors named therein and the holders of the 9% Senior Secured Notes due 2011 related to the 9% Senior Secured Notes due 2011
4.9*	Pledge Agreement, dated March 16, 2004, by and among Mrs. Fields Famous Brands, LLC, TCBY Systems, LLC and The Bank of New York, as Trustee
4.10*	Security Agreement, dated March 16, 2004, by and among Mrs. Fields Famous Brands, LLC, Mrs. Fields Financing Company, Inc., the Subsidiary Guarantors named therein and The Bank of New York, as Trustee
4.11*
Trademark Security Agreement, dated March 16, 2004, by and among Great American Cookie Company Franchising, LLC, Pretzelmaker Franchising, LLC, Pretzel Time Franchising, LLC, TCBY Systems, LLC, The Mrs. Fields' Brand, Inc. and The Bank of New York, as Trustee
4.12*	Account Control Agreement, dated as of March 16, 2004, by and among LaSalle Bank, National Association, Mrs. Fields Famous Brands, LLC and The Bank of New York, as Trustee
4.13*	Restricted Account Agreement, dated as of March 16, 2004, by and among Wells Fargo Bank, N.A., Mrs. Fields Famous Brands, LLC and The Bank of New York, as Trustee
4.14*	Restricted Account Agreement, dated as of March 16, 2004, by and among Wells Fargo Bank, N.A., TCBY Systems, LLC and The Bank of New York, as Trustee
4.15*	Deed to Secure Debt, Security Agreement, and Assignment of Leases and Rents, dated as of March , 2004, by and between Great American Manufacturing, LLC and The Bank of New York, as Trustee
5.1*	Opinion and consent of Skadden, Arps, Slate, Meagher & Flom LLP

10.1*	Contribution Agreement between TCBY Enterprises, Inc. and TCBY Systems, LLC dated as of March 16, 2004
10.2*
Contribution Agreement, dated as of March 16, 2004, by and among Mrs. Fields' Original Cookies, Inc., the subsidiaries of Mrs. Fields' Original Cookies, Inc. named therein, Mrs. Fields Famous Brands, LLC and the subsidiaries of Mrs. Fields Famous Brands, LLC named therein
10.3*	United States Trademark Assignment, dated March 16, 2004, between Mrs. Fields' Original Cookies, Inc. and The Mrs. Fields' Brand, Inc.
10.4*	International Trademark Assignment, dated March 16, 2004, between Mrs. Fields' Original Cookies, Inc. and The Mrs. Fields' Brand, Inc.
10.5*	United States Trademark Assignment, dated March 16, 2004, between Great American Cookie Company, LLC, and Great American Cookie Company Franchising, LLC
10.6*	International Trademark Assignment, dated March 16, 2004, between Great American Cookie Company, LLC, and Great American Cookie Company Franchising, LLC
10.7*	United States Trademark Assignment, dated March 16, 2004, between Pretzel Time, LLC, and Pretzel Time Franchising, LLC
10.8*	International Trademark Assignment, dated March 16, 2004, between Pretzel Time, LLC and Pretzel Time Franchising, LLC
10.9*	United States Trademark Assignment, dated March 16, 2004, between Pretzelmaker, LLC and Pretzelmaker Franchising, LLC
10.10*	International Trademark Assignment, dated March 16, 2004, between Pretzelmaker, LLC and Pretzelmaker Franchising, LLC
10.11*	United States Trademark Assignment, dated March 16, 2004, between TCBY Enterprises, Inc. and TCBY Systems, LLC
10.12*	International Trademark Assignment, dated March 16, 2004, between TCBY Enterprises, Inc. and TCBY Systems, LLC
10.13*	Severance Assumption Agreement, dated as of March 16, 2004, by and among Mrs. Fields' Original Cookies, Inc., Mrs. Fields Famous Brands, LLC, Larry A. Hodges and Mrs. Fields' Companies, Inc.
10.14*	Management Agreement, dated as of March 16, 2004, by and between Mrs. Fields Famous Brands, LLC and Mrs. Fields' Original Cookies, Inc.
10.15*	Tax Allocation Agreement, dated as of March 16, 2004, by and among Mrs. Fields' Companies, Inc., Mrs. Fields Famous Brands, LLC and the subsidiaries of Mrs. Fields Famous Brands, LLC named therein
10.16*	Insurance Allocation Agreement, dated as of March 16, 2004, by and among Mrs. Fields' Companies, Inc. and all of its subsidiaries
10.17*
Benefits Allocation Agreement, dated as of March 16, 2004, by and among Mrs. Fields' Original Cookies, Inc., Mrs. Fields Famous Brands, LLC and the subsidiaries of Mrs. Fields Famous Brands, LLC named therein
10.18*	Collection Agency Agreement, dated as of March 16, 2004, by and between Mrs. Fields' Original Cookies, Inc. and Mrs. Fields Famous Brands, LLC

10.19*
Expense Reimbursement Agreement, dated as of March 16, 2004, among Mrs. Fields Famous Brands, LLC, Mrs. Fields' Companies, Inc., Mrs. Fields' Holding Company, Inc., Mrs. Fields' Original Cookies, Inc., Capricorn Investors II, L.P., and Capricorn Investors III, L.P.
10.20*
Lease Agreement, dated January 19, 1998, as amended by Lease Addendum No. 1 dated June 4, 1998, and Lease Addendum No. 2, dated October 19, 2000, between 2855 E. Cottonwood Parkway L.C. and Mrs. Fields' Original Cookies, Inc.
10.21*	Assignment and Assumption of Lease, dated as of March 16, 2004, between Mrs. Fields' Original Cookies, Inc. and Mrs. Fields Famous Brands, LLC, pertaining to the Cottonwood Parkway Headquarters Lease
10.22*	Sublease, dated as of March 16, 2004, by and between Mrs. Fields Famous Brands, LLC and Mrs. Fields' Original Cookies, Inc.
10.23*	Lease Agreement, dated May 31, 2003, between Mrs. Fields' Original Cookies, Inc. and Transwestern Commercial Services LP, pertaining to the Training Facility
10.24*	Assignment and Assumption of Lease, dated as of March 16, 2004, between Mrs. Fields' Original Cookies, Inc. and Mrs. Fields Famous Brands, LLC, pertaining to the Training Facility Lease
10.25*	Lease Agreement, dated March 31, 2001, between Mrs. Fields' Original Cookies, Inc. and Mrs. Fields Famous Brands, LLC, pertaining to the Mrs. Fields Gifts Facility
10.26*	Assignment and Assumption of Lease, dated as of March 16, 2004, between Mrs. Fields' Original Cookies, Inc. and Mrs. Fields Famous Brands, LLC, pertaining to the Mrs. Fields Gifts Facility Lease
10.27*	Mrs. Fields Franchise Agreement, dated as of March 16, 2004, by and among Mrs. Fields Franchising, LLC and Mrs. Fields' Original Cookies, Inc.
10.28*	Great American Cookie Company Franchise Agreement, dated as of March 16, 2004, by and between Great American Cookie Company Franchising, LLC and Mrs. Fields' Original Cookies, Inc.
10.29*	Pretzel Time Franchise Agreement, dated as of March 16, 2004, by and between Pretzel Time Franchising, LLC and Mrs. Fields' Original Cookies, Inc.
10.30*	Pretzelmaker Franchise Agreement, dated as of March 16, 2004, by and between Pretzelmaker Franchising, LLC and Mrs. Fields' Original Cookies, Inc.
10.31*	TCBY Franchise Agreement, dated as of March 16, 2004, by and between TCBY Systems, LLC and Mrs. Fields' Original Cookies, Inc.
10.32*	License Agreement, dated as of March 16, 2004, by and between Mrs. Fields Franchising, LLC and Mrs. Fields' Original Cookies, Inc., related to the Hot Sam brand
10.33*	License Agreement, dated as of March 16, 2004, between Mrs. Fields Franchising, LLC and Mrs. Fields' Original Cookies, Inc., related to the Original Cookie Company brand
10.34*	Purchase Agreement, dated December 1, 1999, between The Mrs. Fields' Brand, Inc. and Nonni's Food Company, Inc.
10.35*	Amendment Number One to Purchase Agreement, dated as of December 28, 2000, between The Mrs. Fields' Brand, Inc. and Nonni's Food Company, Inc.

10.36*	Amendment Number Two to Purchase Agreement, dated as of January 17, 2002, between The Mrs. Fields' Brand, Inc. and Nonni's Food Company, Inc.
10.37*	Trademark License Agreement, dated January 3, 2000, between The Mrs. Fields' Brand, Inc. and Nonni's Food Company, Inc.
10.38*	Amendment No. 1, dated December 29, 2000, to Trademark License Agreement dated January 3, 2000, between The Mrs. Fields' Brand, Inc. and Nonni's Food Company, Inc.
10.39*	Trademark License Agreement, dated February 21, 2001, between The Mrs. Fields' Brand, Inc. and Nonni's Food Company, Inc.
10.40*	Amendment No. 1, dated January 17, 2002, to Trademark License Agreement dated February 21, 2001, between The Mrs. Fields' Brand, Inc. and Nonni's Food Company, Inc.
10.41*	Amendment No. 2, dated March 31, 2003, to Trademark License Agreement dated February 21, 2001, between Mrs. Fields' Original Cookies, Inc. and Nonni's Food Company, Inc.
10.42*	Trademark License Agreement, dated as of January 2, 2002, between The Mrs. Fields' Brand, Inc. and Nonni's Food Company, Inc.
10.43*	Trademark License Agreement, dated March 31, 2003, between Mrs. Fields' Original Cookies, Inc. and Nonni's Food Company, Inc.
10.44*
Marriott-TCBY Joint Venture Agreement, dated May 25, 1989, among TCBY Enterprises, Inc., TCBY Systems, Inc. and Host International, Inc., Host Marriott Services USA, Inc., and Host Marriott Tollroads, Inc.
10.45*
First Amendment to Marriott-TCBY Joint Venture Agreement, dated as of January 1, 1990, among TCBY Enterprises, Inc., TCBY Systems, Inc. and Host International, Inc., Host Marriott Services USA, Inc., and Host Marriott Tollroads, Inc.
10.46*
Second Amendment to Marriott-TCBY Joint Venture Agreement, dated as of March 1, 1991, among TCBY Enterprises, Inc., TCBY Systems, Inc. and Host International, Inc., Host Marriott Services USA, Inc., and Host Marriott Tollroads, Inc.
10.47*
Third Amendment to Marriott-TCBY Joint Venture Agreement, dated as of October 1, 1991, among TCBY Enterprises, Inc., TCBY Systems, Inc. and Host International, Inc., Host Marriott Services USA, Inc., and Host Marriott Tollroads, Inc.
10.48*
Fourth Amendment to Host Marriott-TCBY Joint Venture Agreement, dated as of November 30, 1998, among TCBY Enterprises, Inc., TCBY Systems, Inc. and Host International, Inc., Host Marriott Services USA, Inc., and Host Marriott Tollroads, Inc.
10.49**	Supply Agreement, dated December 31, 2002, between Mrs. Fields' Original Cookies, Inc. and Countryside Baking Company, Inc.
10.50**	Exclusive Supply Agreement, dated as of November 19, 2002, by and between TCBY Systems, LLC and Americana Foods Limited Partnership
10.51*	Beverage Marketing Agreement, dated March 7, 2003, between Mrs. Fields' Original Cookies, Inc. and Coca-Cola Fountain, part of The Coca-Cola Company
10.52*	Assignment Agreement, dated as of March 16, 2004, by and among Mrs. Fields' Original Cookies, Inc., Mrs. Fields Famous Brands, LLC and Coca-Cola Fountain

10.53*	Supply and Distribution Agreement, dated August 9, 1998, between Mrs. Fields' Original Cookies, Inc. and Dawn Food Products
10.54*	Assignment Agreement, dated as of March 16, 2004, by and among Mrs. Fields' Original Cookies, Inc., Mrs. Fields Famous Brands, LLC and Dawn Food Products
10.55*	Food and Packaging Distribution Agreement, dated November 14, 2002, between TCBY Systems, LLC and Blue Line Distributing
10.56*	Amended and Restated Employment Agreement, dated March 16, 2004, by and among Stephen Russo, Mrs. Fields Famous Brands, LLC and Mrs. Fields' Companies, Inc.
10.57*	Amended and Restated Employment Agreement, dated March 16, 2004, by and between Sandra Buffa and Mrs. Fields Famous Brands, LLC
10.58*	Amended and Restated Employment Agreement, dated March 16, 2004, by and between Michael R. Ward and Mrs. Fields Famous Brands, LLC
10.59*	Mrs. Fields' Companies, Inc. Director Stock Option Plan (f/k/a Mrs. Fields Famous Brands, Inc. Director Stock Option Plan)
10.60*	Mrs. Fields' Companies, Inc. Employee Stock Option Plan (f/k/a Mrs. Fields Famous Brands, Inc. Employee Stock Option Plan)
12.1*	Computation of ratio of earnings to fixed charges of Mrs. Fields Famous Brands, LLC
21.1*	Subsidiaries of Mrs. Fields Famous Brands, LLC
23.1*	Consent of KPMG LLP
23.2*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included in the signature pages hereto)
25.1*	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Indenture in respect of the 9% Senior Secured Notes due 2011
25.2*	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Indenture in respect of the 11 1/2% Senior Secured Notes due 2011
99.1*	Form of Letter of Transmittal, including Guidelines for Request for Taxpayer Identification Number on Substitute Form W-9
99.2*	Form of Letter to Brokers
99.3*	Form of Letter to Clients
99.4*	Form of Notice of Guaranteed Delivery

*
Previously filed.

**
Filed herewith. Confidential treatment will be requested as to certain portions. The term "[CONFIDENTIAL]" as used throughout the indicated exhibit means that material has been omitted and separately filed with the Commission.

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TABLE OF ADDITIONAL REGISTRANTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 20 Indemnification of Directors and Officers
  Item 21 Exhibits and Financial Statement Schedules
  Item 22 Undertakings
SIGNATURES
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EXHIBIT INDEX